Exhibit 1.1

5,600,000 American Depositary Shares

Youdao, Inc.

Representing 5,600,000 Class A Ordinary Shares, Par Value US$0.0001 Per Share

UNDERWRITING AGREEMENT

[●], 2019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States of America

Morgan Stanley & Co. LLC

1585 Broadway,

New York, NY 10036,

U.S.A.

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

United States

As representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Youdao, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 5,600,000 Class A ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), of the Company (the “Firm Securities”) in the form of 5,600,000 American Depositary Shares (as defined below). The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional 840,000 Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Option Securities”) in the form of 840,000 American Depositary Shares, if and to the extent that Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as representatives of the Underwriters (collectively, the “Representatives”), exercise, on behalf of the Underwriters, the right to purchase such Option Securities granted to the Underwriters in Section 2 hereof. The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Offered Securities.” Unless the context otherwise requires, each reference to the Firm Securities, the Option Securities or the Offered Securities here also includes the underlying Class A ordinary shares of the Company (collectively, the “Shares”).

The Underwriters will take delivery of the Shares in the form of American Depositary Shares (the “American Depositary Shares” or “ADSs”). The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of [●], 2019 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as Depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Each American Depositary Share will initially represent the right to receive one (1) Class A ordinary share of the Company, deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, including a prospectus, relating to the Shares and a registration statement relating to the American Depositary Shares. The registration statement relating to the Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement on Form F-6 relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed abbreviated registration statements to register additional Ordinary Shares or American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the terms “Registration Statement” and “ADS Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Shares and the American Depositary Shares (the “Form 8-A Registration Statement”).

For purposes of this Agreement, the preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus”; “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; “Time of Sale Prospectus” means the Preliminary Prospectus together with the documents and pricing information set forth in Schedule II hereto, and a “bona fide electronic road show” is as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. China International Capital Corporation Hong Kong Securities Limited (the “Designated Underwriter”) agrees to reserve a portion of the American Depositary Shares to be purchased by it or its affiliates under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The American Depositary Shares to be sold by the Designated Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed American Depositary Shares.” Any Directed American Depositary Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

In separate concurrent private placement offerings, the Company sold Ordinary Shares to each of Orbis Emerging Markets Equity Fund (Australia Registered), Orbis Institutional Emerging Markets Equity L.P., Orbis SICAV Emerging Markets Equity Fund, Orbis SICAV Global Equity Fund, Orbis Global Equity Fund (Australia Registered), Orbis Global Equity LE Fund (Australia Registered), Orbis Institutional Global Equity L.P., Orbis Global Equity Fund Limited, Orbis Institutional Funds Limited and Orbis OEIC (collectively, the “Private Placement Purchaser”) pursuant to the Share Subscription Agreements dated as of September 30, 2019 (the “Private Placement”) in accordance with Regulation S under the Securities Act.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.    Representations and Warranties of the Company.

1.1 The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    Registration Statements and Prospectuses. Each of the Registration Statement and the ADS Registration Statement and any amendment thereto has become effective under the Securities Act. The Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or the Form 8-A Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Time of Sale Prospectus, the Prospectus or any free writing prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, at the time it became effective, the Closing Date (as defined in Section 4 hereof) and any Option Closing Date (as defined in Section 2 hereof) complied and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Time of Sale Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, the Closing Date and any Option Closing Date complied and will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Time of Sale Prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission on its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), except to the extent permitted by Regulation S-T.

(b)    Compliance with Securities Law. (i) Each of the Registration Statement and the ADS Registration Statement and any amendment thereto, when it became effective, did not contain and, as of the Closing Date and each Option Closing Date, as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not contain and, at the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date and at each Option Closing Date, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Prospectus does not contain and, as of the Closing Date and each Option Closing Date, as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus and any amendment or supplement thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 14 hereof.

(c)    Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any bona fide electronic road show. At the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    EGC Status and Testing-the-Waters Communication. (i) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (including any presentation slides used in connection with such communication). (ii) the Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications; (iii) the Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. As of the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus and any amendment or supplement thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 14 hereof.

(e)    Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is, where applicable, in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The fourth amended and restated memorandum and articles of association of the Company adopted on September 27, 2019, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable laws of Cayman Islands and, immediately following the closing on the Closing Date of the American Depositary Shares offered and sold hereunder, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(f)    Subsidiaries and Affiliated Entities. Each of the entities identified on Schedule IV-A hereto is a subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”), and each of the entities through which the Company conducts its operations in the People’s Republic of China (“PRC” which, for purposes of this Agreement, excludes Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan) by way of contractual arrangements (each an “Affiliated Entity” and collectively, the “Affiliated Entities”) has been identified on Schedule IV-B hereto (for the avoidance of doubt, reference to a “Subsidiary” or an “Affiliated Entity” also includes the branch(es) established by such Subsidiary or Affiliated Entity). Each of the Subsidiaries and Affiliated Entities has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation, has full corporate or other power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus, and is duly qualified to transact business and is, to the extent applicable, in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except as described in the Time of Sale Prospectus or the Prospectus; all of the equity interests in each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are duly paid in accordance with its articles of association and applicable laws and regulations and, except for the vested option Mr. Jiankun Zhao holds to purchase an additional 15% equity interest of NetEase Langsheng (Beijing) Technology Development Co., Ltd., are free and clear of all liens, encumbrances, equities or claims; all of the equity interests in each Affiliated Entity have been duly and validly authorized and issued, are owned directly as described in the Time of Sale Prospectus and the Prospectus, are duly paid in accordance with its articles of association and applicable laws and regulations and, except as disclosed in the Time of Sale Prospectus and the Prospectus, are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary or Affiliated Entity was issued in violation of preemptive or similar rights of any security holder of such Subsidiary or Affiliated Entity. All of the constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Affiliated Entities, the Company has no direct or indirect subsidiaries or any other companies over which it has direct or indirect effective control.

(g)    VIE Agreements and Ownership Structure.

(i)    The description of the corporate structure of the Company and each of the contracts among the Subsidiaries, the shareholders of the Affiliated Entities and the Affiliated Entities, as the case may be (each a “VIE Agreement” and collectively the “VIE Agreements”), as set forth in the Time of Sale Prospectus under the captions “Corporate History and Structure” and filed as Exhibits 10.7 through 10.32 to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure of the Company together with its Subsidiaries and Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus and the Prospectus.

(ii)    Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and, except as described in the Time of Sale Prospectus and the Prospectus, constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, except for the government authorizations to be required for exercise of the call options granted under the Exclusive Purchase Option Agreements as part of the VIE Agreements and those others explicitly set forth in the VIE Agreements; no such consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed, except for such withdrawal, revocation or non-fulfilment of condition precedent as would not reasonably be expected to have a Material Adverse Effect. Except as described in the Time of Sale Prospectus and the Prospectus, (A) the corporate structure of the Company as described in the Time of Sale Prospectus and the Prospectus under the caption “Corporate History and Structure” complies in all material respects with applicable laws and regulations of the PRC, and (B) neither such corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the VIE Agreements, and to the best knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(iii)    Except as described in the Time of Sale Prospectus and the Prospectus, the execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Affiliated Entities pursuant to (A) the constitutive or organizational documents of the Company or such of the Subsidiaries and Affiliated Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of such Subsidiaries and Affiliated Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of such Subsidiaries and Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Affiliated Entities is bound or to which any of the properties of the Company or any of such Subsidiaries and Affiliated Entities is subject to, except, in the cases of (C) above, where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect. Except as described in the Time of Sale Prospectus and the Prospectus, each VIE Agreement is in full force and effect and to the best knowledge of the Company, none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and to the best knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto.

(iv)    The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through its rights to authorize the shareholders of the Affiliated Entities to exercise their voting rights.

(h)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of this Agreement contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects.

(i)    Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of the Deposit Agreement contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects.

(j)    Due Authorization of Registration Statements. The Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(k)    Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)    Ordinary Shares. (i) The Ordinary Shares issued and outstanding prior to the issuance of the Offered Securities to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as described in the Time of Sale Prospectus and the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (B) except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries and Affiliated Entities.

(m)    American Depositary Shares. The Offered Securities, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such American Depositary Shares are registered will be entitled to the rights of registered holders of American Depositary Shares specified therein and in the Deposit Agreement.

(n)    Shares. (i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. (ii) The Shares, when issued, are freely transferable to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the Time of Sale Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands, the PRC, Hong Kong or the United States.

(o)    Accurate Prospectus Disclosure. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sales,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(p)     Material Agreements. The descriptions of each of the master transaction agreement, transitional services agreement, non-competition agreement, cooperation framework agreement and intellectual property license agreement by and between the Company and NetEase, Inc. (“NetEase”) (each a “Material Agreement” and collectively, the “Material Agreements”) under the captions “Related Party Transactions” and “Our Relationship with NetEase” in the Registration Statement, Time of Sale Prospectus and the Prospectus are true and correct in all material respects. Each Material Agreement has been duly authorized, executed and delivered by the relevant parties of such agreement, is in full force and effect, and constitutes a valid and binding obligation of such parties, enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution and delivery by the Company of, and compliance by the Company with, the provisions of each of the Material Agreements, except such as shall have been obtained or waived.

(q)    Listing. The American Depositary Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(r)    Compliance with Law, Constitutive Documents and Contracts. Neither the Company nor any of its Subsidiaries and Affiliated Entities (A) is in breach or violation of any provision of applicable law (including, but not limited to, any applicable law concerning private education, intellectual property rights and foreign investment in the education sector in China and information dissemination over the Internet and user privacy protection), (B) is in breach or violation of its respective constitutive documents, or (C) is in default under any agreement or other instrument that is binding upon the Company or any of the Subsidiaries and Affiliated Entities, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities; except, in the case of clauses (A) and (C), as described in the Time of Sale Prospectus and the Prospectus and except where such breach or default as would not, individually or in the aggregate, have a Material Adverse Effect.

(s)    Absence of Defaults and Conflicts Resulting from Transaction. The issuance, sale and delivery of the Offered Securities by the Company, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law; (ii) or the memorandum and articles of association or other constitutive documents of the Company, (iii) any agreement or other instrument binding upon the Company, any of its Subsidiaries and Affiliated Entities that is material to the Company and the Subsidiaries and Affiliated Entities, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries and Affiliated Entities. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Offered Securities or the Shares.

(t)    No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), earnings, results of operations, business, properties or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole; (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital or long-term indebtedness of the Company or in the Company’s relationships with NetEase; (iv) neither the Company nor any of its Subsidiaries and Affiliated Entities has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any material business or any other asset, or (D) agreed to take any of the foregoing actions, that would, in any of clauses (A) through (D) above, be material to the Company and its Subsidiaries and that are not otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus; and (v) neither the Company nor any of its Subsidiaries and Affiliated Entities has sustained any material loss or material interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(u)    No Pending Proceedings. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company, any of its Subsidiaries and Affiliated Entities, or to the best knowledge of the Company, any of the Company’s executive officers, directors and key employees is a party or to which any of the properties of the Company or any of its Subsidiaries and Affiliated Entities is subject, (i) other than proceedings that would not individually or in the aggregate have a Material Adverse Effect or that would not affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described. There are no legal or governmental proceedings that are required to be described in the Registration Statement or the Prospectus that are not described as required. A “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, or on the ability of the Company and its Subsidiaries and Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement.

(v)    Preliminary Prospectuses. Each Preliminary Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(w)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(x)    Environmental Laws. The Company and its Subsidiaries and Affiliated Entities (A) are in compliance with any and all applicable national, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively “Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, except for such failure to receive any such permits, licenses or other approvals as would not, individually or in the aggregate, result in a Material Adverse Effect, and are in compliance with all terms and conditions of any such permit, license or approval except for any such non-compliance as would not, individually or in the aggregate, result in a Material Adverse Effect.

(y)    Registration Rights; Lock-up Letters. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”). Each officer, director, shareholder and holder of share-based awards of the Company has furnished to the Representatives on or prior to the date hereof a lock-up letter substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(z)    Lock-up Period. (i) Each of the parties listed in Schedule V-1 have agreed, pursuant to the Lock-Up Letter, to be subject to a 18-month lock-up, beginning from the date hereof and ending 545 calendar days after the date of the Prospectus, and (ii) each of the parties listed in Schedule V-2 have agreed, pursuant to the Lock-Up Letter, to be subject to a 6-month lock-up, beginning from the date hereof and ending 180 calendar days after the date of the Prospectus.

(aa)    Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries and Affiliated Entities, nor any director or officer thereof, nor, to the best knowledge of the Company, any employee acting on behalf of the Company or any of its Subsidiaries or Affiliated Entities or any agent or representative of the Company or of any of its Subsidiaries and Affiliated Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to induce such government official to do or omit to do any act in violation of his lawful duties, influence official action, or secure, obtain or retain business or any other improper advantage; (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and neither the Company nor its Subsidiaries and Affiliated Entities will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”); and the Company and its Subsidiaries and Affiliated Entities have conducted their businesses in compliance with applicable Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; to the best knowledge of the Company, no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries and Affiliated Entities with respect to the Anti-Corruption Laws is pending or threatened.

(bb)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries and Affiliated Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Law of the PRC, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Subsidiaries and Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and, to the Company’s best knowledge, no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries and Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or threatened.

(cc)    Compliance with Economic Sanctions. (i) None of the Company, any of its Subsidiaries and Affiliated Entities, or any director, or officer of the Company or any of its Subsidiaries and Affiliated Entities or, to the Company’s best knowledge, any employee, agent or representative of the Company or any of its Subsidiaries and Affiliated Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)    the subject of any sanctions administered or enforced by the U.S. government, including but not limited to the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)    located, organized or resident in, or a national, governmental entity, or agent of, a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company represents and covenants that the Company and its Subsidiaries and Affiliated Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation is, or whose government is, the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents and covenants that the Company and its Subsidiaries and Affiliated Entities have not engaged in for the past five years, are not now engaged in, and will not engage in, any dealings or transactions directly or indirectly with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(dd)    Title to Property. Each of the Company and its Subsidiaries and Affiliated Entities has good and valid title (or, in the case of a real property located in the PRC, valid land use rights and building ownership certificate(s) with respect to such real property) to the real property, if any, and to the personal property owned by it which are material to the business of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property or do not materially interfere with the use made of such property by the Company and its Subsidiaries and Affiliated Entities, taken as a whole; and any real property and buildings held under lease by the Company and its Subsidiaries and Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as would not materially interfere with the use made of such property and buildings by the Company and its Subsidiaries and Affiliated Entities, taken as a whole, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(ee)    Possession of Intellectual Property. Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) the Company and its Subsidiaries and Affiliated Entities own, possess, or have been authorized to use, or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) that are used in the conduct of the business being conducted by them in the manner as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus except for such lack of Intellectual Property Rights as would not, individually or in aggregate, have or result in a Material Adverse Effect; (ii) to the Company’s best knowledge, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries and Affiliated Entities except for such rights of third parties as would not, individually or in aggregate, have or result in a Material Adverse Effect; (iii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries and Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries and Affiliated Entities, except for such infringement, misappropriation, breach, default or other violation as would not, individually or in aggregate, have or result in a Material Adverse Effect; and (iv) none of the Intellectual Property Rights used by the Company or its Subsidiaries and Affiliated Entities in their businesses has been obtained or is being used by the Company or its Subsidiaries and Affiliated Entities in violation of any contractual obligation binding on the Company or its Subsidiaries and Affiliated Entities in violation of the rights of any persons, except for such violation as would not, individually or in aggregate, have or result in a Material Adverse Effect; (v) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ and Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vi) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vii) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary or Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except in each case covered by clauses (i) through (vii) as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff)    Merger or Consolidation. Neither the Company nor any of its Subsidiaries or Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(gg)    Termination of Contracts. Neither the Company nor any of its Subsidiaries or Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Affiliated Entities, or, to the best of the Company’s knowledge, by any other party to any such contract or agreement, except for such terminations and non-renewals that would not, individually or in the aggregate, result in a Material Adverse Effect.

(hh)    Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries and Affiliated Entities exists, or to the best of the Company’s knowledge, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, contractors, service providers or business partners of the Company and its Subsidiaries and Affiliated Entities that would have a Material Adverse Effect. The Company and its Subsidiaries and Affiliated Entities are and have been at all times in compliance with all applicable labor laws and regulations, and no governmental investigation or proceeding with respect to labor law compliance exists or is, to the Company’s knowledge, imminent, except for such non-compliance or governmental investigation or proceeding as would not, individually or in the aggregate result in a Material Adverse Effect.

(ii)    Insurance. The Company and its Subsidiaries and Affiliated Entities maintain insurance covering their respective properties, operations, personnel and businesses against such losses and risks and in such amounts as required by the applicable laws, which the Company reasonably believes is prudent and consistent with industry practices.

(jj)    Possession of Licenses and Permits. Except as disclosed in the Time of Sale Prospectus and the Prospectus, (A) each of the Company and its Subsidiaries and Affiliated Entities possesses all licenses, certificates, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and each of its Subsidiaries and Affiliated Entities and their respective assets and properties, for the Company and each of its Subsidiaries and Affiliated Entities to conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for such failure to possess, report or file that would not have a Material Adverse Effect; (B) each of the Company and its Subsidiaries and Affiliated Entities is in compliance with the terms and conditions of all such licenses, certificates, authorizations and permits; (C) such licenses, certificates, authorizations and permits are valid and in full force and effect in all material respects and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus or the Prospectus. In addition, neither the Company nor any of its Subsidiaries and Affiliated Entities has received any notice of proceedings relating to the revocation or adverse modification of any such license, certificate, authorization or permit, or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

(kk)    Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries and Affiliated Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Time of Sale Prospectus and the Prospectus.

(ll)    PFIC Status. Subject to the qualifications set forth in the section titled “Taxation—Material U.S. Federal Income Tax Considerations” in the Registration Statement, based on the Company’s current income and assets and projections as to the value of its assets (which are based on the expected market value of its American Depositary Shares), the Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year or in the foreseeable future.

(mm)    No Transaction or Other Taxes. No transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding, income or other similar taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment and issuance of the Offered Shares and the sale and delivery of the Offered Securities by the Company or the deposit of the Offered Shares with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the American Depositary Shares by the Depositary, and the delivery of the American Depositary Shares to or for the account of the Underwriters, (ii) the purchase from the Company of the Offered Securities and the initial sale and delivery of the American Depositary Shares representing the Offered Shares to purchasers thereof by the Underwriters, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement, except that Cayman Islands stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands.

(nn)    Independent Accountants. PricewaterhouseCoopers Zhong Tian LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(oo)    Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries and Affiliated Entities as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(pp)    Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus contains an accurate, complete and fair description in all material respects of: (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries and Affiliated Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(qq)    Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement. The Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries and Affiliated Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established;

(rr)    Absence of Accounting Issues. The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither have the Company’s independent auditors nor its internal auditors recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years; or (iii) any Internal Control Event.

(ss)    Operating and Other Company Data. All operating and other data pertaining to the Company disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including but not limited to monthly active users, number of student enrollments, paid student enrollments and paid courses, are true and accurate in all material respects.

(tt)    Third-party Data. Any third-party statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(uu)    Registration Statement Exhibits. There are no contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement that are not described or filed as required.

(vv)    No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented, as set forth on Schedule II hereto.

(ww)    Payments of Dividends; Payments in Foreign Currency. Except as described in the Time of Sale Prospectus and Prospectus, (i) none of the Company nor any of its Subsidiaries and Affiliated Entities is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entity or (C) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entity, and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries and Affiliated Entities (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence, and (B) are not and will not be subject to withholding, value added or other similar taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person.

(xx)    Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Affiliated Entities has, to the extent applicable, complied, and has taken all steps to ensure compliance by each of its direct shareholders, directors and officers that is a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE (the “SAFE Rules and Regulations”)).

(yy)    M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Offered Securities, the listing and trading of the Offered Securities on the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof or at the Closing Date or an Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules.

(zz)    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(aaa)    Absence of Manipulation. None of the Company, the Subsidiaries and Affiliated Entities or to the best knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(bbb)    No Sale, Issuance and Distribution of Shares. Except as described in the Registration Statement, The Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans (including employee shareholding platform), qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ccc)    No Immunity. None of the Company, the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC, the State of New York, or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York state or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 of this Agreement and Section 7.8 of the Deposit Agreement.

(ddd)    Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be observed and given effect to by courts in the Cayman Islands, Hong Kong and PRC, subject to the principles and conditions described under the section titled “Enforceability of Civil Liabilities” in the Time of Sale Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 15 of this Agreement and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the New York Courts (as defined below) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 15 of this Agreement and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 hereof and Section 7.7 of the Deposit Agreement.

(eee)    Enforceability of Judgment. Each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands or the PRC for the enforcement thereof against the Company in accordance with its terms. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and the PRC, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is final, (D) is not in respect of taxes, a fine or a penalty, and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) PRC courts may recognize and enforce foreign judgement in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on the principles of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments, and (B) according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company if they decided that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(fff)    No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its Subsidiaries and Affiliated Entities and any person that would give rise to a valid claim against the Company or its Subsidiaries and Affiliated Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries and Affiliated Entities or any of their respective officers, directors, shareholders, sponsors, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(ggg)    No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) to the best knowledge of the Company, the Company or any of its Subsidiaries and Affiliated Entities or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(hhh)    Compliance with Foreign Laws. The Registration Statement, the Prospectus, the Time of Sale Prospectus and any Preliminary Prospectus comply, and any amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any such Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed American Depositary Shares in any jurisdiction where the Directed American Depositary Shares are being offered.

(iii)    No Qualification Requirement. It is not necessary under the laws of the Cayman Islands, the PRC or Hong Kong (i) to enable the Underwriters to enforce their rights under this Agreement or the Deposit Agreement, to enable any holder of Shares to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in the Cayman Islands, the PRC or Hong Kong, or (ii) solely by reason of the execution, delivery or consummation of this Agreement or the Deposit Agreement, for any of the Underwriters or any holder of Shares of the Company to be qualified or entitled to carry out business in the Cayman Islands, the PRC or Hong Kong.

(jjj)    Depositary Side Letter. The Company has executed a side letter (the “Depositary Side Letter”), addressed to the Depositary, instructing the Depositary not to accept any shareholder’s deposit of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new American Depositary Receipts evidencing the American Depositary Shares to any shareholder or any third party within the Restricted Period, unless consented to by the Company, which consent shall not be given without the prior written consent of the Representatives.

(kkk)    Absence of Unlawful Influence. The Company has not offered, or caused the Designated Underwriter or its affiliates to offer, Directed American Depositary Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company, its Subsidiaries or Affiliated Entities to alter the customer’s or supplier’s level or type of business with the Company, its Subsidiaries or Affiliated Entities, or (ii) a trade journalist or publication to write or publish favorable information about the products or services of the Company, its Subsidiaries or Affiliated Entities.

(lll)    Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters pursuant to Section 7 of this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(mmm)    Tax Filings. (i) The Company and each of its Subsidiaries and the Affiliated Entities have filed all federal, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or except for taxes currently being contested in good faith and for which adequate reserves have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries and the Affiliated Entities have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its Subsidiaries and the Affiliated Entities and which would reasonably be expected to have) a Material Adverse Effect. (ii) The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except as would not have a Material Adverse Effect. (iii) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Affiliated Entities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC, except as would not have a Material Adverse Effect.

(nnn)    Private Placement Under Regulation S. The Private Placement was conducted in accordance with Regulation S under the Securities Act and all requirements of Category 1 requirements of Regulation S were duly complied with by the Company and the Private Placement Purchaser. The Private Placement was conducted in compliance with all applicable laws, rules and regulations applicable to the offer and sale of securities in the jurisdictions in which the Ordinary Shares were offered or sold and did not violate any preemptive right, resale right, right of first refusal or similar right.

(ooo)    No Integration for Private Placement. The Private Placement will not be integrated with this offering of Offered Securities hereunder pursuant to applicable rules and regulations issued under the Securities Act.

2.    Agreements to Sell and Purchase

The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at US$[                ] per American Depositary Share (the “Purchase Price”) the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to 840,000 Option Securities in the form of 840,000 American Depositary Shares at the Purchase Price. Any such election to purchase Option Securities may be exercised in whole or from time to time in part only by a written notice given by the Representatives to the Company not later than 30 calendar days after the date of this Agreement. Any exercise notice shall specify the number of Option Securities to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. On each day, if any, that Option Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Option Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

3.    Terms of Public Offering.

The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares in the form of American Depositary Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at US$[●] per American Depositary Share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of US$[●] per American Depositary Share under the Public Offering Price.

4.    Payment and Delivery.

(a)    Payment for the Firm Securities to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at [Time], New York City time, on [Date], 2019, or at such other time on the same or such other date, not later than [Date], 2019, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b)    Payment for any Option Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Option Securities for the respective accounts of the several Underwriters at [Time], New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [Date] as shall be designated in writing by the Representatives.

(c)    The American Depositary Shares to be delivered to each Underwriter shall be delivered in book entry form, and in such denominations and registered in such names as the Representatives may request in writing not later than one full business day prior to the Closing Date or an Option Closing Date, as the case may be. Such American Depositary Shares shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company to the Representatives on the Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by the Underwriters in connection with the transfer of the Shares to the Underwriters and (ii) any withholding required by law. The Company will cause the certificates representing the Shares to be made available for inspection at least 24 hours prior to the Closing Date or each Option Closing Date, as the case may be.

(d)    The Company agrees to the withholding of a portion of the payment for the Firm Securities equal to 100% of the shortfall of the subscription monies for the Directed American Depositary Shares (the “DSP Reserved Payment”). The Designated Underwriter (including its affiliates) has the right on or after the Closing Date to (a) dispose of the Directed American Depositary Shares that the Participants fail to pay for and accept delivery of, and (b) deduct from the DSP Reserved Payment an amount as agreed with the Company to cover (i) any losses caused by the failure of any Participant to pay for and accept delivery of Directed American Depositary Shares that the Participant agreed to purchase (including without limitation any funding cost incurred by the Designated Underwriter (including its affiliates) resulting from the advance of funds beginning on the Closing Date until the receipt of the proceeds by the Designated Underwriter (including its affiliates) from the disposition of such Directed American Depositary Shares), or (ii) any transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties incurred by the Designated Underwriter (including its affiliates) in connection with the Directed Share Program, pursuant to the indemnification under Section 9 hereof.

5.    Covenants of the Company.

The Company, in addition to its other agreements and obligations hereunder, covenants and agrees with each Underwriter as follows:

(a)    To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

(b)    To furnish to the Representatives, without charge, copies of the Registration Statement and the ADS Registration Statement (including, in each case, exhibits thereto) reasonably requested by the Representatives and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (in each case, without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to [9:00] a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(f) or 5(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)    Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)    To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)    Without the prior consent of the Representatives, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)    If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)    If, during such period after the first date of the public offering of the Offered Securities the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Offered Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)    To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(i)    To advise the Representatives promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for (including without limitation, proceedings pursuant to Section 8A of the Securities Act), or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j)    To make generally available to the Company’s security holders as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of the last paragraph of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k)    During the period when the Prospectus is required to be delivered under the Securities Act, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representatives as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement (if applicable) of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request; provided, however, that (i) in each case the Company will have no obligation to deliver such reports or statements (financial or other) to the extent they are publicly available on the Company’s website or the Commission’s EDGAR reporting system, and (ii) if the Company ceases to be subject to reporting obligations under the Exchange Act, it will have no obligation hereunder to deliver reports or statements (financial or other).

(l)    (i) To indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, documentary, transaction, transfer, withholding, income or other similar taxes or duties imposed by PRC, Hong Kong, the Cayman Islands or any other applicable jurisdiction or any political subdivision or taxing authority thereof or therein, including any interest and penalties, on the creation, allotment, issue and sale of the Shares or American Depositary Shares to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale and delivery of the American Depositary Shares by the underwriters) under, this Agreement or the Deposit Agreement and on bringing by the Underwriters of any such document within any jurisdiction for enforcement purpose; (ii) to ensure that all payments to be made by the Company hereunder to the Underwriters shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by PRC, Hong Kong, the Cayman Islands or any other applicable jurisdiction or any political subdivision or taxing authority thereof or therein unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, provided that the Company shall not be required to pay any additional amounts for any withholding or deduction that would not have been imposed but for a failure of an Underwriter to timely provide upon request any certification, documentation or form to the extent necessary in order to eliminate or reduce such withholding or deduction; (iii) to ensure that all payable to be made by the Company to the Underwriters hereunder shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to the Underwriters, the Company shall pay such additional amounts equal to any applicable value added or similar tax.

(m)    To apply the net proceeds to the Company from the sale of the Offered Securities in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner (i) as would require the Company or any of the Subsidiaries and Affiliated Entities to register as an investment company under the Investment Company Act of 1940, and (ii) that would result in the Company being not in compliance with the SAFE Rules and Regulations.

(n)    Not to, and to cause each of its Subsidiaries and Affiliated Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(o)    To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed American Depositary Shares are offered in connection with the Directed Share Program.

(p)    In connection with the Directed Share Program, to ensure that the Directed American Depositary Shares will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of six months following the date of the effectiveness of the Registration Statement (it being understood that the Designated Underwriter will notify the Company as to which Participants will need to be so restricted); and to direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(q)    To pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and transaction, stamp, capital or other issuance, registration, documentary, transfer, withholding or other similar taxes or duties, if any, incurred by the Underwriters in connection with the Directed Share Program.

(r)    To comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(s)    (i) Not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(t)    To comply with the PRC Overseas Investment and Listing Regulations, and to use its commercially reasonable efforts to cause holders of its Ordinary Shares that are, or that are owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including the SAFE Rules and Regulations). To promptly notify the Underwriters if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Securities Act and (b) completion of the Restricted Period.

(u)    If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, to promptly notify the Representatives and promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. Not to release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Restricted Period without the prior written consents of the Representatives.

(v)    To comply with the Sarbanes-Oxley Act and all applicable rules of the New York Stock Exchange upon consummation of the offering of the Offered Securities.

(w)    Prior to the Closing Date, to have purchased insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the rules and regulations thereof.

(x)    Without the prior written consent of the Representatives on behalf of the Underwriters, not to, during the period beginning from the date hereof and ending 180 calendar days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the Company or its affiliates, or any shareholder’s rights associated with such Ordinary Shares or American Depositary Shares beneficially owned, or any securities convertible into or exercisable or exchangeable for any Ordinary Shares or American Depositary Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise, or (iii) file any registration statement with the Commission relating to the offering of any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares (other than registration statement(s) on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan or equity incentive plan described in the Registration Statement).

The restrictions contained in the preceding paragraph shall not apply to (a) the Offered Securities to be sold hereunder, (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) no public announcement or filing is required of or voluntarily made by the Company regarding the establishment of such plan, or (d) deposit Ordinary Shares with the Depositary for conversion into American Depositary Shares in connection with the contemplated issuance of options under any employee benefit plan or equity incentive plan described in the Registration Statement.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in the Lock-up Letter for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

6.    Costs and Expenses.

Whether or not the transaction contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement and the Underwriters have the right to deduct the corresponding amounts as agreed between the Company and the Underwriters from any payment for the Firm Securities or the Option Securities, as the case may be, to the Company, including, without limiting the generality of the foregoing, the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares and the American Depositary Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares and the American Depositary Shares to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares or the American Depositary Shares under state securities laws and all expenses in connection with the qualification of the Shares and American Depositary Shares for offer and sale under state securities laws as provided in Section 5(h) hereof, including filing fees reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees in connection with the review and qualification of the offering of the Shares by FINRA, (v) the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA in an amount not to exceed $30,000, and all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties, if any, incurred by the Underwriters in connection with the Directed Share Program in an amount not to exceed $15,000, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the American Depositary Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (viii) the cost of printing certificates representing the Shares or the American Depositary Shares, (ix) the costs and charges of any transfer agent, registrar or depositary, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the American Depositary Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel, meals and lodging expenses of any such consultants and the Company’s representatives, and the cost of any vehicle or aircraft chartered for the purpose of the testing-the-waters and the road show, provided that for the purposes of this clause (x), consultants and representatives shall not include the Underwriters or any of their employees, (xi) the document production charges and expenses associated with printing this Agreement, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

7.    Conditions of Obligations of the Underwriters.

The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date and each Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [Time] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act.

(b)    The Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

(c)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or an Option Closing Date, as the case may be,

(i)    except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries or Affiliated Entities shall have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any material labor dispute or court or governmental action, order or decree, and (B) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there shall not have any Material Adverse Effect, the effect of which in the judgment of the Representatives, is so material and adverse as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(d)    The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, (i) a certificate, dated such date, signed by an executive officer of the Company, to the effect set forth in Section 7(b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened) and (ii) a certificate, dated such date, signed by the secretary of the Company, with respect to such matters as the Representatives may reasonably require.

(e)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance satisfactory to the Underwriters.

(f)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(g)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(h)    The Company shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Tian Yuan Law Firm, PRC counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, a copy of which shall have been provided to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(i)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Davis Polk & Wardwell LLP, Hong Kong counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters and shall so state therein.

(j)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, dated the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(k)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Junhe LLP, PRC counsel for the Underwriters, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(l)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(m)    The Underwriters shall have received, on each of the date hereof and the Closing Date or Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers Zhong Tian LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(n)    No Time of Sale Prospectus , Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus shall have been filed to which the Representatives shall have objected in writing.

(o)    On or after the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on, or by, as the case may be, the New York Stock Exchange or the NASDAQ Global Market or other relevant exchanges, (ii) a suspension or material limitation in trading in the Company’s securities on any exchange or in any over-the-counter market, (ii9) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands or the PRC, (iv) any moratorium on commercial banking activities declared by United States Federal, New York State, Cayman Islands or the PRC authorities or (v) any outbreak or escalation of hostilities in the United States, the Cayman Islands or the PRC, or any change in financial markets, currency exchange rates or controls or any calamity or crisis in the United States, the Cayman Islands or the PRC that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

(p)    The “lock-up” letters, each substantially in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule V-1 and Schedule V-2 hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(q)    The Company shall have complied with the provisions of Section 5(b) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(f) or 5(g), as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(r)    The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, the Depositary Side Letter, substantially in the form attached as Exhibit C hereto and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the American Depositary Shares representing such Shares in accordance with the Deposit Agreement.

(s)    The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(t)    The American Depositary Shares representing the Shares shall have been approved for listing on the New York Stock Exchange, subject to only official notice of issuance.

(u)    There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or, to the best knowledge of the Company, threatened by or before any governmental agency or body, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare the issuance and sale of the Offered Securities, the listing and trading of the Offered Securities on New York Stock Exchange or the transactions contemplated by this Agreement and the Deposit Agreement to be non-compliant, unlawful or illegal under PRC laws, rules and regulations.

(v)    If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(w)    The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(x)    No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the best knowledge of the Company, threatened by the Commission.

(y)    FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(z)    On the Closing Date or an Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase any Option Securities hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the due authorization and issuance of the Option Securities to be sold on such Option Closing Date and other matters related to the issuance of such Option Securities.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6, 8 and 11 hereof).

8.    Indemnity and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, each director, officer and employee of an Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act (each an “Indemnified Underwriter Party”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any bona fide electronic road show, or the Prospectus or any amendment or supplement thereto, or the Written Testing-the-Waters Communication (if any) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Indemnified Underwriter Party promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Underwriter Party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 14 hereof.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 14 hereof.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 8(a) or 8(b), is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)     The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 8 and Section 5(l) and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of (A) any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or (B) the Company, the officers or directors of the Company or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.    Directed Share Program Indemnification.

(a)    The Company agrees to indemnify and hold harmless the Designated Underwriter, each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Designated Underwriter within the meaning of Rule 405 of the Securities Act (the “Designated Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed American Depositary Shares that the Participant agreed to purchase (including without limitation any funding cost incurred by the Designated Underwriter (including its affiliates) resulting from the advance of funds beginning on the Closing Date until the receipt of the proceeds by the Designated Underwriter (including its affiliates) from the disposition of such Directed American Depositary Shares); (iii) related to any transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties incurred by the Designated Underwriter (including its affiliates) in connection with the Directed Share Program; or (iv) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Underwriter Entities.

(b)    In case any proceeding (including any governmental investigation) shall be instituted involving any Designated Underwriter Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Designated Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Designated Underwriter Entity, shall retain counsel reasonably satisfactory to the Designated Underwriter Entity to represent the Designated Underwriter Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Designated Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Designated Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Designated Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Designated Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Designated Underwriter Entities. Any such separate firm for the Designated Underwriter Entities shall be designated in writing by Designated Underwriter. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Designated Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Designated Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Designated Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Designated Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Designated Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Designated Underwriter Entity, unless such settlement includes an unconditional release of the Designated Underwriter Entities from all liability on claims that are the subject matter of such proceeding.

(c)    To the extent the indemnification provided for in Section 9(a) is unavailable to a Designated Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Designated Underwriter Entity thereunder shall contribute to the amount paid or payable by the Designated Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand from the offering of the Directed American Depositary Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the Designated Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand in connection with the offering of the Directed American Depositary Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed American Depositary Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Designated Underwriter Entities for the Directed American Depositary Shares bear to the aggregate Public Offering Price of the Directed American Depositary Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Designated Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Designated Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)    The Company and the Designated Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Designated Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by the Designated Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Designated Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Designated Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed American Depositary Shares distributed to the public were offered to the public exceeds the amount of any damages that such Designated Underwriter Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)    The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Designated Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed American Depositary Shares.

10.    Effectiveness; Default by Underwriters.

(a)    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b)    If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representatives, the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate number of Option Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Option Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Securities to be sold on such Option Closing Date or (ii) purchase not less than the number of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.    Termination.

The Underwriters may terminate this Agreement by notice given in writing by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be the New York Stock Exchange or the NASDAQ Global Market (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (ii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands or the PRC shall have occurred, (iii) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Cayman Islands or the PRC authorities or (iv) there shall have occurred any outbreak or escalation of hostilities in the United States, the Cayman Islands or the PRC, or any change in financial markets, currency exchange rates or controls or any calamity or crisis in the United States, the Cayman Islands or the PRC that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (iv), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

If this Agreement shall be terminated, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.    Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Representatives, to Citigroup Global Markets Inc. at Citigroup Global Markets Inc., 388 Greenwich Street, New York, N.Y. 10013, [Attention: General Counsel], to Morgan Stanley & Co. LLC, at 1585 Broadway, New York, NY 10036, [Attention: General Counsel] to Credit Suisse Securities (USA) LLC, at Eleven Madison Avenue, New York, NY 10010-3629, United States, [Attention: General Counsel]; [Note: JBRs to confirm] and if to the Company, to [the address of the Company set forth in the Registration Statement, Attention: [●]].

13.    Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

14.    Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, consists solely of the concession figures appearing in the third paragraph under the caption “Underwriting” and the addresses of the Representatives in the ninth paragraph under the caption “Underwriting.”

15.    Submission to Jurisdiction; Appointment of Agent for Service.

The Company hereby irrevocably submits to the exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the American Depositary Shares or any transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the American Depositary Shares or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc. as its respective authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company, as the case may be, in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

16.    Judgement Currency.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order; and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17.    Recognition of the U.S. Special Resolution Regimes.

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 17: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.    Representatives.

The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

19.    Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

20.    Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a)    The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b)    The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    The Company has been advised that the each of the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each of the Representatives has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including their respective shareholders, employees or creditors.

21.    Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral) between the Company, and the Underwriters, or any of them, with respect to the subject matter hereof.

22.    Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Youdao, Inc.

By:
Name: Feng Zhou
Title: Chief Executive Officer

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

As Representatives of the several

Underwriters listed on Schedule I hereto

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Securities to be Purchased
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
China International Capital Corporation Hong Kong Securities Limited
The Hongkong and Shanghai Banking Corporation Limited
Tiger Brokers (NZ) Limited

Total

SCHEDULE II

Time of Sale Prospectus

SCHEDULE III

SCHEDULE IV-A

List of Subsidiaries

SCHEDULE IV-B

List of Affiliated Entities

PRC Branches

SCHEDULE V-1

Parties to Execute 18-Month Lock-up Letters

SCHEDULE V-2

Parties to Execute 6-Month Lock-up Letters

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

EXHIBIT B

FORM OF WAIVER

FORM OF PRESS RELEASE